UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         April 21, 2009 (April 17, 2009)
                Date of Report (Date of earliest event reported)


                              ENOX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                          Commission File No. 000-53486

                                   26-0477124
                     (I.R.S. Employer Identification Number)

                              3849 West 13th Avenue
                              Vancouver, BC V6R 2S9
                                     Canada
                    (Address of principal executive offices)

                                 (604) 637-9744
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 17, 2009, the Board of Directors of Enox Biopharma, Inc. ("Enox," or the "Company") appointed Dr. Chris Miller, Ph.D., as a director, effective as of April 17, 2009, to serve until standing for election at the next annual meeting of the Company's stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. No arrangements or understandings exist between Mr. Miller and any other person pursuant to which he was appointed as a director.

Dr. Miller, 51, is a Clinical Assistant Professor in the Faculty of Medicine, Respiratory Division, at the University of British Columbia, Canada. Dr. Miller has specialized his research in nitric oxide technology and therapeutic research. From 1998 to 2007, Dr. Miller served as the CEO of Pulmonox Medical Inc., a leading-edge biotech company based in Alberta, Canada ("PMI"). PMI is the successor corporation to Pulmonox Research and Development Corporation, a company that researched and developed nitric oxide gas as a platform technology which Dr. Miller founded in 1993. Dr. Miller is also currently a consultant and sole owner of NRD Solutions, Inc. ("NRD"), a Canadian company which currently serves a consultant to Enox. Pursuant to the Company's Consulting Agreement with NRD, NRD evaluates the Company's tympanostomy tube devices, provides opinions on the Company's devices and technologies and speaks on the Company's behalf to potential investors, collaborators and partners. NRD receives a fee of $12,000 for a twelve-month period which commenced on September 1, 2008. Dr. Miller is a principal, owner and founder of Novipan, Inc., a nitric technology development company. In addition, Dr. Miller is currently a principal, owner and founder of Nitric Solutions, Inc., a nitric oxide gas manufacturer for human and veterinary uses. He also continues to consult for biopharmaceutical companies dedicated to the development of nitric oxide therapies and technologies in the areas of immunology, cancer and infectious diseases.

From 2007 to 2009, Dr. Miller was a Research Associate in the Division of Infectious Diseases at the University of British Columbia, where he continued to develop nitric oxide therapies in the areas of wound healing, leishmaniasis and tinea pedis. Dr. Miller received a doctorate (2004) in experimental medicine, pulmonary medicine and infectious diseases from the University of British Columbia, a B.A. degree (1991) in Management of Health Services from Ottawa University in Kansas, and an Associate Degree (1982) in Respiratory Therapy from Northern Alberta Institute of Technology in Edmonton, Canada. His thesis research evaluated the use of gaseous nitric oxide (gNO) as antibacterial agent for respiratory tract infections and surface wound infections. Dr. Miller has authored over 20 papers in peer review publications and has six issued patents with 14 pending. In 2004, he received the prestigious Jimmy Schultz Award for his "dedication to improving patient care through research and innovative use of respiratory care technology."

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENOX BIOPHARMA, INC.


Date: April 21, 2009                  By: /s/ Prof. Yossef Av-Gay
                                         ---------------------------------------
                                         Prof. Yossef Av-Gay
                                         President and Chief Executive Officer


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